Heenan Blaikie

Of Counsel
The Right Honourable Pierre Elliott Trudeau, P.C., C.C., C.H., Q.C., FRSC (1984 - 2000)
The Right Honourable Jean Chrétien, P.C., Q.C.
The Honourable Donald J. Johnston, P.C., Q.C.
Pierre Marc Johnson, FRSC
The Honourable Michel Bastarache
The Honourable John W. Morden
Peter M. Blaikie, Q.C.
André Bureau, O.C.
November 30, 2010

YM BioSciences Inc.
Suite 400, Building 11
5045 Orbitor Drive
Mississauga, Ontario, Canada
L4W 4Y4

Re:	YM BioSciences Inc.
Registration Statement on Form F-10

Dear Sirs/Mesdames:

We hereby consent to the reference to our firm’s name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus filed as part of the registration on Form F-10 relating to the offering of up to U.S.$115,000,000 of equity securities of YM BioSciences Inc.  In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Heenan Blaikie LLP

Bay Adelaide Centre
333 Bay Street, Suite 2900
P.O. Box 2900
Toronto, Ontario
Canada  M5H 2T4

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